Exhibit 5.1

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

August 14, 2023

CompoSecure, Inc.
309 Pierce Street
Somerset, New Jersey 08873

Re: CompoSecure, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CompoSecure, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the proposed offering and sale of up to 3,066,514 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares”), which may be issued under the Company’s 2021 Equity Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company, certain resolutions of the Company’s board of directors relating to the Registration Statement, the Plan and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and transferred to plan participants in accordance with the provisions of the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP